UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHINOOK THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CHINOOK THERAPEUTICS, INC.

400 Fairview Avenue North, Suite 900

Seattle, WA 98109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 26, 2022

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of Chinook Therapeutics, Inc. (the “Company”) will be held via a virtual meeting (the “2022 Annual Meeting”). We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have chosen this over an in-person meeting. You will be able to participate in the 2022 Annual Meeting and vote during the 2022 Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/KDNY2022 on Thursday, May 26, 2022 at 8:00 a.m. (Pacific Time). It is important that you retain a copy of the control number found on the proxy card or voting instruction form, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To elect two Class I directors, each to serve a three-year term through the 2025 annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.	To hold a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 1, 2022 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list of stockholders through our investor relations website at https://investors.chinooktx.com/investor-overview.

The stockholder list will also be available during the virtual meeting via www.virtualshareholdermeeting.com/KDNY/2022.

Your vote as a stockholder of the Company is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our corporate secretary at legal@chinooktx.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A. by email through their website at www.computershare.com/contactus or by phone at (800) 736 3001. Whether or not you expect to attend the meeting, we encourage you to read the accompanying proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the accompanying proxy statement.

By Order of the Board of Directors,

Eric Dobmeier
Chief Executive Officer

Seattle, Washington

April 14, 2022

Important Notice Regarding the Availability of Proxy Materials for the virtual 2022 Annual Meeting of Stockholders to be held on May 26 2022: the Proxy Statement and our 2021 Annual Report on Form 10-K are available at https://investors.chinooktx.com/investor-overview.

CHINOOK THERAPEUTICS, INC.

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

CHINOOK THERAPEUTICS, INC.

400 Fairview Avenue North, Suite 900

Seattle, WA 98109

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

May 26, 2022

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Chinook Therapeutics, Inc. (the “Company”) for use at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting” or the “2022 Annual Meeting”) to be held via a virtual meeting. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have chosen this over an in-person meeting. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/KDNY/2022 on Thursday, May 26, 2022 at 8:00 a.m. (Pacific Time), and any adjournment or postponement thereof. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about April 14, 2022, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of our common stock at the close of business on April 1, 2022, the record date, will be entitled to vote at the meeting. At the close of business on April 1, 2022, 55,094,020 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote online at the virtual meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of our common stock is entitled to one vote for each share of common stock held as of the close of business on April 1, 2022, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 1, 2022, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 1, 2022, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote for the election of directors. This means that the two individuals nominated for election to the Board of Directors (the “Board of Directors” or the “Board”) at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both of the nominees or “WITHHOLD” your vote with respect to one or both of the nominees. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm and approval of the non-binding advisory vote on the compensation of our named executive will be obtained if the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter vote “FOR” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors. Abstentions will be counted towards the vote total for the ratification of the appointment of our independent registered public accounting firm and approval of the non-binding advisory vote on the compensation of our named executives, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, except for the ratification of the appointment of our independent registered public accounting firm. However, because the ratification of the appointment of our independent registered public accounting firm is a discretionary matter that brokers are permitted to vote on without instructions from the beneficial owner, we do not expect any broker non-votes on that matter. Brokers do not have discretionary voting on any other proposal before the meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote FOR the election of each of the Class I directors named in this proxy statement (Proposal 1), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2), and FOR the advisory vote on the compensation of our named executive officers (Proposal 3).

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•

vote online at the Annual Meeting via the Annual Meeting website and follow the instructions posted at www.virtualshareholdermeeting.com/KDNY/2022, where stockholders may vote and also submit questions during the meeting. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail;

•	vote through the internet or by telephone—in order to do so, please follow the instructions shown on your proxy card; or

•

vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 25, 2022. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may either vote “FOR” all of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposals 2 and 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the internet or by telephone; or

•	attending and voting online at the meeting by following the instructions posted at www.virtualshareholdermeeting.com/KDNY/2022 (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet;

•	instruct us to mail paper copies of our future proxy materials to you; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

Participating in the Annual Meeting

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/KDNY/2022 and enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/KDNY/2022, type your question into the “Ask a Question” field, and click submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast. A webcast replay of the Annual Meeting, including the Q&A session, will also be archived on the “Investor Relations” section of our website, which is located at https://investors.chinooktx.com/.

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virtualshareholdermeeting.com/KDNY/2022. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

Implications of Being a “Smaller Reporting Company”

We are a “Smaller Reporting Company” as defined under Rule 405 of the Securities Act of 1933, and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at https://investors.chinooktx.com/investor-overview.

Board Composition and Leadership Structure

Our Corporate Governance Guidelines provide that our Board of Directors shall be free to choose its chairperson in any way that it considers in the best interests of our Company, and that the Nominating and Corporate Governance Committee shall periodically consider the leadership structure of our Board of Directors and make such recommendations to the Board of Directors with respect thereto as the Nominating and Corporate Governance Committee deems appropriate. Our Board of Directors is currently chaired by our Chief Executive Officer, Mr. Eric Dobmeier. We believe that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. Our Corporate Governance Guidelines provide that, when the positions of chairperson and Chief Executive Officer are held by the same person, one of our independent directors will be designated by the Board to serve as lead independent director. Accordingly, the Board has appointed Dr. Jerel Davis to serve as the Board’s lead independent director. As lead independent director, Dr. Davis: establishes, with the Board Chair, the agenda for regular Board meetings and serves as the chair of Board meetings in the absence of the Board Chair; establishes the agenda for meetings of the independent directors; coordinates with committee chairs regarding meeting agendas and informational requirements; presides over meetings of the independent directors; presides over any portions of meetings of the Board at which evaluation or compensation of the Chief Executive Officer is presented or discussed; presides over any portions of meetings of the Board at which the performance of the Board is presented or discussed; and coordinates the activities of other independent directors and performs such other duties as may be established or delegated by the Board Chair.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at least quarterly at Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, and cybersecurity. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance Committees must be an “independent director.” Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that, other than Mr. Dobmeier by virtue of his position as President and Chief Executive Officer, each of the Company’s directors is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”), each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://investors.chinooktx.com/investor-overview.

Audit Committee

Our Audit Committee is composed of Ms. Michelle Griffin, Mr. William Greenman and Mr. Ross Haghighat. Ms. Griffin is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Ms. Griffin is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. The Audit Committee met nine times during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at https://investors.chinooktx.com/corporate-governance/highlights.

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. Among other matters, the Audit Committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent registered accounting firm on our engagement team in accordance with requirements established by the SEC;

•

is responsible for reviewing our consolidated financial statements and management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;

•

reviews, with our independent registered public accounting firm and management, significant issues that may arise regarding our accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviews with management the Company’s cybersecurity and other information technology risks, controls and procedures;

•	considers and approves or disapproves all related party transactions;

•	reviews the Audit Committee charter and the committee’s and its member’s performance at least annually; and

•	establishes procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

Compensation Committee

Our Compensation Committee is composed of Mr. Greenman, Dr. Davis and Dr. Srinivas Akkaraju. Mr. Greenman is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. The Compensation Committee met three times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at https://investors.chinooktx.com/corporate-governance/highlights.

Among other matters, the Compensation Committee:

•

determines the compensation and other terms of employment of our executive officers and reviews and recommends to the independent directors corporate performance goals and objectives relevant to such compensation;

•	reviews and recommends to the independent directors the compensation, performance goals, objectives relevant to compensation and other terms of employment for our Chief Executive Officer;

•	reviews and recommends to the full Board the compensation for our directors;

•

evaluates and administers the equity incentive plans, compensation plans and similar programs advisable for us, as well as reviews and recommends to the full Board the adoption, modification or termination of such plans and programs;

•	establishes policies with respect to equity compensation arrangements;

•	reviews our overall compensation philosophy and market practices; and

•	reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets as often as its members deem necessary or appropriate. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Company’s Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence.

The Compensation Committee engaged an independent executive compensation consulting firm, Aon’s Human Capital Solutions Practice, a division of Aon plc, to evaluate our executive compensation and Board of Directors compensation program. Specifically, Aon was engaged to:

•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;

•	review and assess our current Board of Directors, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;

•	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and

•	review market practices regarding base salary, bonus and equity programs.

Representatives of Aon met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. Aon worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Aon during the fiscal year ended December 31, 2021 raised any conflict of interest.

The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board or officers of the Company to grant stock awards under the Company’s equity incentive plans to persons who are not then subject to Section 16 of the Exchange Act.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Dr. Akkaraju, Dr. Mahesh Krishnan and Dr. Dolca Thomas. Dr. Akkaraju is the Chair of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met twice during the fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at https://investors.chinooktx.com/corporate-governance/highlights.

The Nominating and Corporate Governance Committee:

•	interviews, evaluates, nominates and recommends to the Board of Directors candidates for directorships;

•	performs periodic reviews of the performance of each member of the entire Board of Directors and its committees and recommends areas for improvement to the full Board and management;

•	oversees the corporate governance policies and reporting and makes recommendations to the full Board concerning governance matters; and

•

reviews and evaluates, at least annually, the performance of the Nominating and Corporate Governance Committee and its members, including compliance by the Nominating and Corporate Governance Committee with its charter.

Codes of Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website https://investors.chinooktx.com/corporate-governance/highlights.

Corporate Governance Guidelines

The Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at https://investors.chinooktx.com/corporate-governance/highlights.

Anti-hedging

We have adopted an Insider Trading Policy that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in market value of our common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of our Compensation Committee. However, William Greenman, a member of our Board of Directors and Chair of the Compensation Committee serves as the President and Chief Executive Officer of Cerus Corporation. Eric Bjerkholt, our Chief Financial Officer served as a member of the board of directors of Cerus Corporation during 2021.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2021, the Board of Directors held six meetings including telephonic meetings; the Audit Committee held nine meetings; the Compensation Committee held three meetings; and the Nominating and Corporate Governance Committee held two meetings. During 2021, none of the directors attended fewer than 75 percent of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors. Six of our then seven directors attended our 2021 annual meeting of stockholders.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Chinook Therapeutics, Inc.

c/o Corporate Secretary

400 Fairview Avenue North, Suite 900

Seattle, WA 98109

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article III, Section 5 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Chinook Therapeutics, Inc., 400 Fairview Avenue North, Suite 900, Seattle, WA 98109. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2023 and 2024, respectively. Our Nominating and Corporate Governance Committee has recommended to our Board of Directors, and our Board of Directors has nominated Jerel Davis and William Greenman, each an incumbent Class I director, for election as Class I directors at the Annual Meeting. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the Class I nominees be elected as a Class I director for a three-year term expiring at the annual meeting of stockholders to be held in 2025 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes present online at the virtual Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both of the nominees or “WITHHOLD” your vote with respect to one or both of the nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors.

Nominees to the Board of Directors

The nominees and their ages as of January 31, 2022 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Jerel Davis, Ph.D.(1)	45	Class I
William M. Greenman(1)(2)	55	Class I

(1)	Member of our Compensation Committee
(2)	Member of our Audit Committee

Jerel Davis, Ph.D. has served as a member of our Board of Directors since December 2018. Since June 2011, Dr. Davis has been at Versant Venture Management, LLC, a healthcare investment firm, where he has been a Managing Director since 2015. Dr. Davis currently serves on the board of directors of Graphite Bio, Inc. since October 2019 and Repare Therapeutics Inc. since September 2016. Dr. Davis serves on the board of directors of a number of private companies including Nested Therapeutics, Inc., Tentarix Biotherapeutics, Inc., Ventus Therapeutics, Inc., and Turnstone Biologics Corp., among others. Prior to joining Versant, Dr. Davis was at McKinsey & Company where he worked in various healthcare markets including the United States, Europe and China. Dr. Davis received a B.S. in mathematics and biology from Pepperdine University and a Ph.D. in population genetics from Stanford University. We believe that Dr. Davis’ broad experience in the life sciences industry as an investor qualifies him to serve on our Board of Directors.

William M. Greenman has served as a member of our Board of Directors since June 2010. Mr. Greenman has served as the President, Chief Executive Officer and a member of the board of directors of Cerus Corporation, a publicly traded biomedical products company, since April 2011. Since joining Cerus Corporation in 1995, Mr. Greenman has served in several executive and management positions, including as the Chief Business Officer and President of Cerus Europe. Prior to Cerus Corporation, Mr. Greenman worked in various marketing and business development positions in the Biotech Division of Baxter International Inc., a publicly traded medical equipment company, from 1991 to 1995. Mr. Greenman received a B.A.S. in Biological Sciences and Economics from Stanford University. We believe Mr. Greenman’s extensive experience holding executive positions and knowledge of the biomedical industry provides him with the qualifications and skills to serve on our Board of Directors.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages as of January 31, 2022 are provided in the table below. Additional biographical information for each continuing director is set forth in the text below the table.

Name	Age	Class
Srinivas Akkaraju, M.D., Ph.D.(1)(2)	53	Class III
Eric Dobmeier	53	Class II
Michelle Griffin(3)	56	Class II
Ross Haghighat(3)	58	Class II
Mahesh Krishnan M.D., M.P.H., M.B.A., FASN(1)	51	Class III
Dolca Thomas, M.D.(1)	51	Class III

(1)	Member of our Nominating and Corporate Governance Committee
(2)	Member of our Compensation Committee
(3)	Member of our Audit Committee

Srinivas Akkaraju, M.D., Ph.D. has served as a member of our Board of Directors since July 2019. Dr. Akkaraju is currently the Managing General Partner and Founder of Samsara BioCapital, a venture capital company focused on innovative therapeutics, and has held such positions since Samsara Capital’s founding in March 2017. From April 2013 to June 2016, Dr. Akkaraju served as a General Partner and then a Senior Advisor of Sofinnova Ventures, a venture capital firm focused on the life sciences industry. From January 2009 until April 2013, Dr. Akkaraju served as Managing Director of New Leaf Venture Partners. Prior to New Leaf Venture Partners, Dr. Akkaraju served as a Managing Director at Panorama Capital, LLC, a private equity firm which he co-founded. Prior to Panorama Capital, Dr. Akkaraju held several executive and management positions with J.P. Morgan Partners, which he joined in 2001 and of which he became a Partner in 2005. From October 1998 to April 2001, Dr. Akkaraju was in Business and Corporate Development at Genentech, Inc. (now a wholly owned member of The Roche Group), a publicly traded biotechnology company, most recently as Senior Manager. Dr. Akkaraju has served as a director of Intercept Pharmaceuticals, Inc. since October 2012, Syros Pharmaceuticals, Inc. since June 2017, and Jiya Acquisition Corp since November 2020, each a publicly traded biotechnology company. During the prior five years, Dr. Akkaraju served as a director on the boards of Seattle Genetics, Aravive, Inc. (formerly Versartis, Inc.), aTyr Pharma, Inc., Principia Biopharma Inc. and ZS Pharma, Inc., each a publicly traded biotechnology company. Dr. Akkaraju received a B.S. in Biochemistry and Computer Science from Rice University and an M.D. and Ph.D. in Immunology from Stanford University. We believe Dr. Akkaraju’s extensive experience in the biotechnology industry as an executive officer and director provides him with the qualifications and skills to serve on our Board of Directors.

Eric Dobmeier has served as our President, Chief Executive Officer and member of the Board of Directors since April 2019. From January 2018 to June 2018, Mr. Dobmeier served as President and Chief Executive Officer of Silverback Therapeutics, Inc. Prior to that, from 2002 to December 2017, Mr. Dobmeier held positions of increasing responsibility at Seattle Genetics, Inc., a publicly traded biotechnology company, most recently as Chief Operating Officer from June 2011 to December 2017. Previously, Mr. Dobmeier was an attorney with the law firms of Venture Law Group and Heller Ehrman LLP, where he represented technology companies in connection with public and private financings, mergers and acquisitions and corporate partnering transactions. Mr. Dobmeier currently serves on the board of directors of Atara Biotherapeutics, Inc., a publicly traded biotechnology company, where he has served since 2015. Mr. Dobmeier previously served on the boards of directors of Adaptive Biotechnologies from 2016 to 2021, Stemline Therapeutics from 2012 to 2018 and Versartis from 2017 to 2018, each a publicly traded biopharmaceutical company. He received an A.B. in History from Princeton University and a J.D. from the University of California, Berkeley School of Law. We believe Mr. Dobmeier’s legal, business development and operating experience, knowledge of our business, years of senior management experience at public biotechnology companies and his service as a director of other biopharmaceutical companies provide him with the qualifications and skills to serve on our Board of Directors.

Michelle Griffin has served as a member of our Board of Directors since October 2020. Ms. Griffin currently serves on the board of directors of Adaptive Biotechnologies Corporation, a publicly traded life sciences equipment company, including as chair of the audit committee, where she has served since March 2019, Acer Therapeutics, Inc., a publicly traded company, including as chair of the compensation committee, where she has served since September 2017 and HTG Molecular Diagnostics, Inc., a publicly traded company, where she has served since August 2018. Ms. Griffin previously served on the board of directors and as chair of the audit committee of PhaseRx, Inc., formerly a publicly traded company, from 2016 to 2018, OncoGenex Pharmaceuticals Inc. (now Achieve Life Sciences, Inc.) from 2008 to 2011 and Sonus Pharmaceuticals, Inc. (now Achieve Life Sciences, Inc.), from 2004 to 2008. Ms. Griffin served as the Executive Vice President, Operations and Chief Financial Officer at OncoGenex Pharmaceuticals, Inc. from 2011 to 2013, the Acting Chief Executive, Senior Vice President and Chief Operating Officer at Trubion Pharmaceuticals, Inc. from 2009 until its acquisition in 2010 and as its Chief Financial Officer from 2006 to 2009 and served as Senior Vice President and Chief Financial Officer of Dendreon Corp. from 2005 to 2006, and served as the Controller of Corixa Corp., from 1994 to 1997 and was its Chief Financial Officer from 1997 to 2005. Ms. Griffin holds a B.S. in Marketing from George Mason University, an M.B.A. from Seattle University and has passed the certified public accountant exam. We believe Ms. Griffin is qualified to serve as a member of our Board of Directors based on her extensive operational experience in the biotechnology industry and deep experience in public company financial matters.

Ross Haghighat has served as a member of our board of directors since 2009.Mr. Haghighat founded Triton Systems, Inc., a product venturing company, in May 1992, and has served as its Chairman and Chief Executive Officer and member of the board of directors since 2009. Mr. Haghighat also serves as the Chief Executive Officer and Chief Financial Officer of BioPlus Acquisition Corp. Since May 2020, Mr. Haghighat has served as a member of the board of directors of CITIC Capital Acquisition Corp. and currently serves on the board of directors of several private companies, including Angel Medical Systems. Mr. Haghighat holds a B.S. in Advanced Materials Engineering and a Master of Science in Organometallic Chemistry from Rutgers University, as well as a Master of Business Administration from Boston College. We believe Mr. Haghighat’s extensive experience in the biotechnology field as a founder and entrepreneur, executive officer, and director provides him with the qualifications and skills to serve on our Board of Directors.

Mahesh Krishnan, M.D., M.P.H., M.B.A., FASN has served as a member of our Board of Directors since March 2022. Since May 2019, Dr. Krishnan has served as the co-lead of DaVita Venture Group, the external innovation arm of DaVita, Inc., a provider of kidney dialysis services (“DaVita”). Since May 2019, Dr. Krishnan has also served as DaVita’s Group Vice President of Research and Development and prior to that role, Dr. Krishnan served as DaVita’s first international Chief Medical Officer from January 2015 to May 2019. Prior his role at DaVita, Dr. Krishnan served as a medical director for Epogen® at Amgen, a multinational biopharmaceutical company, from January 2008 to July 2009. From 2000 to 2004, Dr. Krishnan was a nephrologist at Virginia Nephrology Group. He earned his M.D. from Jefferson Medical College at Thomas Jefferson University. He also holds an M.P.H. from Johns Hopkins University and an M.B.A. in medical services management from the Johns Hopkins Carey School of Business. We believe Dr. Krishnan is qualified to serve as a member of our Board of Directors based on his academic and clinical research experience, his nephrology expertise and his extensive operational experience in the biotechnology and dialysis industries.

Dolca Thomas, M.D. has served as a member of our Board of Directors since October 2020. Dr. Thomas was the Executive Vice President, Head of Research and Development and Chief Medical Officer of Equillium, Inc. from January 2021 to February 2022. Dr. Thomas previously served as the Chief Medical Officer of Principia Biopharma Inc. from October 2018 to December 2020. From June 2016 to September 2018, Dr. Thomas was Vice President and Global Head of Translational Medicine for Immunology, Inflammation, and Infectious Disease at Roche Group, where she was responsible for advancing multiple product candidates through clinical development. Prior to Roche Group, Dr. Thomas held roles of increasing responsibility at Pfizer from 2012 to May 2016, including as Vice President of Clinical Development and Clinical Immunophenotyping, and Vice President and Chief Development Officer of the Biosimilars Research and Development Unit where she was responsible for all stages of development of multiple assets. From 2008 to 2012, Dr. Thomas began her industry career at Bristol-Myers Squibb as Director of Global Clinical Development. Prior to her career in drug development, Dr. Thomas was a faculty member at Weill Cornell Medicine’s Department of Nephrology and Transplantation Medicine. Since September 2021, she has served as a member of the board of directors of Ventus Therapeutics, Inc., a privately held company. Dr. Thomas received her B.A. in sociology and her M.D. from Cornell University. We believe Dr. Thomas is qualified to serve as a member of our Board of Directors based on her academic and clinical research experience, her nephrology expertise and her extensive operational experience in the biotechnology industry.

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Board Diversity Matrix

Each of the standing committees of our Board of Directors has diverse representation. In addition, on our Board of Directors there are three directors who hold medical degrees and two directors who hold doctorates in scientific fields. The table below provides certain highlights of the composition of our Board of Directors as disclosed by our directors as of the date of this Proxy Statement. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		2
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White	1	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Non-Employee Director Compensation

The following table shows for the fiscal year ended December 31, 2021 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Srinivas Akkaraju, M.D., Ph.D.	$54,000	$99,986	$153,986
Jerel Davis, Ph.D.	$71,000	$99,986	$170,986
William M. Greenman	$59,500	$99,986	$159,486
Michelle Griffin	$60,000	$99,986	$159,986
Ross Haghighat	$51,500	$99,986	$151,486
Dolca Thomas, M.D.	$44,000	$99,986	$143,986

(1)

The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of ASC 718, Compensation-Stock Compensation. The assumptions that we used to calculate these amounts are discussed in the notes to our audited consolidated financial statements included in the annual report on Form 10-K for the year ended December 31, 2021 that we filed with the SEC on March 17, 2022. These amounts may not reflect the actual economic value that will be realized by the non-employee director upon the exercise of the stock options or the sale of the common stock acquired upon such exercise. For information regarding the number of stock options held by each non-employee director as of December 31, 2021, see the table below.

Number of shares underlying options held as of December 31, 2021
Srinivas Akkaraju, M.D., Ph.D.	29,470
Jerel Davis, Ph.D.	29,470
William M. Greenman	62,270
Michelle Griffin	29,470
Ross Haghighat	63,670
Dolca Thomas, M.D.	29,470

Non-employee directors receive the following cash compensation for service on our Board of Directors and committees of our Board of Directors, as applicable, payable in equal monthly installments, in arrears:

•	$40,000 per year for service as a member of our Board of Directors;

•	$25,000 per year for service as our Lead Independent Director;

•	$20,000 per year for service as the chair of the Audit Committee and $7,500 per year for service as a member (other than as chair) of the Audit Committee;

•	$12,000 per year for service as the chair of the Compensation Committee and $6,000 per year for service as a member (other than as chair) of the Compensation Committee; and

•

$8,000 per year for service as the chair of the Nominating and Corporate Governance Committee and $4,000 per year for service as a member (other than as chair) of the Nominating and Corporate Governance Committee.

In addition, for 2022, each newly appointed non-employee director will be granted an option to purchase 26,600 shares of our common stock and 6,600 restricted stock units (“RSUs”) for an initial grant. The options will vest on a three-year, monthly vesting schedule and the RSUs will vest annually over a three-year period. Additionally, on the date of the 2022 annual meeting, each person who is elected or appointed and each director who continues to serve as a director immediately after such annual meeting shall be granted options to purchase 13,300 shares of our common stock and 3,300 RSUs. These options and RSUs will vest on the one-year anniversary of granting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2022. PricewaterhouseCoopers LLP audited our financial statements for the fiscal years ended December 31, 2021, 2020 and 2019. We expect that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Although ratification by stockholders is not required by law, our Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes present in person or by proxy and entitled to vote on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2021 and 2020.

Principal Accountant Fees and Services

Fees Billed	Fiscal Year 2021	Fiscal Year 2020
Audit fees(1)	$1,080,500	$1,476,029
Tax fees(2)	143,973	58,528
All other fees(3)	87,320	991

Total fees	$1,311,793	$1,535,548

(1)

“Audit Fees” represents fees incurred for professional services rendered in connection with the audit of our annual consolidated financial statements, review of our quarterly financial statements presented in our quarterly reports on Form 10 Q, issuance of comfort letters, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	“Tax Fees” represents fees incurred for international and domestic tax studies, consulting and compliance.
(3)

“All other fees” represents fees incurred in providing miscellaneous permitted advisory services, including fees related to SOX compliance, and accessing our independent registered public accounting firm’s online research database.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP our audited financial statements as of and for the year ended December 31, 2021. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2021 be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee

Michelle Griffin (Chair)

William M. Greenman

Ross Haghighat

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 1, 2022 by: (i) each of our directors and named executive officers; (ii) all executive officers and directors of the Company as a group; and (iii) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of March 1, 2022. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. Common stock subject to options and warrants currently exercisable or exercisable within 60 days of March 1, 2022, is deemed to be outstanding for computing the percentage ownership of the person holding these options or warrants and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person.

Our calculation of the percentage of beneficial ownership is based on shares of our common stock outstanding at March 1, 2022. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Chinook Therapeutics, Inc., 400 Fairview Ave., N., Suite 900, Seattle WA 98109.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
Directors and Named Executive Officers:
Eric Dobmeier(1)	842,957	1.54%
Tom Frohlich(2)	216,589	*
Andrew King(3)	143,283	*
Jerel Davis(4)	6,780,600	12.36%
Srinivas Akkaraju(5)	4,603,649	8.39%
Ross Haghighat(6)	70,209	*
William M. Greenman(7)	66,059	*
Michelle Griffin(8)	11,761	*
Mahesh Krishnan(9)	—	*
Dolca Thomas(10)	11,761	*
All executive officers and directors as a group (11 persons)(11)	12,826,619	23.38%
5% or Greater Stockholders:
Versant Entities(12)	6,768,839	12.34%
Samsara BioCapital, L.P.(13)	4,591,888	8.37%
BlackRock, Inc.(14)	2,987,931	5.45%

*	Represents beneficial ownership of less than one percent.
(1)

Represents (i) 200,880 shares of common stock, of which 965 shares are unvested and subject to repurchase by us if Mr. Dobmeier ceases to provide service to us prior to the vesting of the shares and (ii) 642,077 shares of common stock subject to options that are exercisable within 60 days of March 1, 2022.

(2)

Represents (i) 137,685 shares of common stock, of which 3,196 shares are unvested and subject to repurchase by us if Mr. Frohlich ceases to provide service to us prior to the vesting of the shares and (ii) 78,904 shares of common stock subject to options that are exercisable within 60 days of March 1, 2022.

(3)	Represents (i) 5,897 shares of common stock shares and (ii) 137,386 shares of common stock subject to options that are exercisable within 60 days of March 1, 2022.
(4)

Represents (i) 730,470 shares of common stock held by Dr. Davis, (ii) 3,623,023 shares of common stock held by Versant Venture Capital VII, L.P., (iii) 552,149 shares of common stock held by Versant Voyageurs I Parallel, L.P., (iv) 1,863,197 common shares held by Versant Voyageurs I, L.P., and (v) 11,761 shares of common stock subject to options held by Dr. Davis that are exercisable within 60 days of March 1, 2022. Dr. Davis is a managing director of Versant Ventures

VII GP-GP, LLC, the ultimate general partner of Versant Venture Capital VII, L.P. and shares voting and investment power over the shares held by such fund with Bradley Bolzon, Robin Praeger, Thomas Woiwode and Clare Ozawa. Dr. Davis is a managing director of Versant Ventures VI GP-GP, LLC, the ultimate general partner of Versant Voyageurs I, L.P. and Versant Voyageurs I Parallel, L.P. and shares voting and investment power over the shares held by such funds with Bradley Bolzon, Robin Praeger, Thomas Woiwode and Clare Ozawa. The address for each of these entities and individuals is One Sansome, Suite 3630, San Francisco, CA 94104.

(5)

Represents (i) 4,591,888 shares of common stock held by Samsara BioCapital, L.P., or Samsara (ii) and 11,761 shares of common stock subject to options held by Dr. Akkaraju that are exercisable within 60 days of March 1, 2022. Dr. Akkaraju is the managing general partner of Samsara BioCapital, LLC, the general partner of Samsara and may be deemed to have voting and investment power over the shares held by Samsara. Dr. Akkaraju disclaims beneficial ownership of the shares held by Samsara except to the extent of his pecuniary interest therein. The address for Samsara is 628 Middlefield Road, Palo Alto, CA 94301.

(6)	Represents (i) 24,248 shares of common stock and (ii) 45,961 shares underlying options to purchase common stock that are exercisable within 60 days of March 1, 2022.
(7)	Represents (i) 21,498 shares of common stock and (ii) 44,561 shares of common stock subject to options that are exercisable within 60 days of March 1, 2022.
(8)	Represents 11,761 shares of common stock subject to options that are exercisable within 60 days of March 1, 2022.
(9)	Represents zero shares of common stock subject to options that are exercisable within 60 days of March 1, 2022.
(10)	Represents 11,761 shares of common stock subject to options that are exercisable within 60 days of March 1, 2022.
(11)

Includes 1,053,481 shares of common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2022 or shares that are unvested and subject to repurchase by us if such person ceases to provide service to us prior to the vesting of the shares.

(12)

Represents (i) 3,623,023 shares of common stock held by Versant Venture Capital VII, L.P., (ii) 552,149 shares of common stock held by Versant Voyageurs I Parallel, L.P., and (iii) 1,863,197 common shares held by Versant Voyageurs I, L.P. Dr. Davis, a member of Chinook’s board of directors, is a managing director of Versant Ventures VII GP-GP, LLC, the ultimate general partner of Versant Venture Capital VII, L.P. and shares voting and investment power over the shares held by such fund with Bradley Bolzon, Robin Praeger, Thomas Woiwode and Clare Ozawa. Dr. Davis is a managing director of Versant Ventures VI GP-GP, LLC, the ultimate general partner of Versant Voyageurs I, L.P. and Versant Voyageurs I Parallel, L.P. and shares voting and investment power over the shares held by such funds with Bradley Bolzon, Robin Praeger, Thomas Woiwode and Clare Ozawa. The address for each of these entities and individuals is One Sansome, Suite 3630, San Francisco, CA 94104.

(13)

Represents 4,591,888 shares of common stock held by Samsara BioCapital, L.P., or Samsara. Dr. Akkaraju, a member of Chinook’s board of directors, is the managing general partner of Samsara BioCapital, LLC, the general partner of Samsara and may be deemed to have voting and investment power over the shares held by Samsara. Dr. Akkaraju disclaims beneficial ownership of the shares held by Samsara except to the extent of his pecuniary interest therein. The address for Samsara is 628 Middlefield Road, Palo Alto, CA 94301.

(14)	Based solely on a Schedule 13G filed by BlackRock, Inc. on February 4, 2022. Consists of 2,987,931 shares held by BlackRock, Inc., located at 55 East 52nd Street, New York, NY 10055.

EXECUTIVE OFFICERS

The following table lists the names and ages, as of January 31, 2022, and positions of the individuals who serve as our executive officers:

Name	Age	Position
Executive Officers:
Eric Dobmeier	53	President, Chief Executive Officer and Director
Eric Bjerkholt	62	Chief Financial Officer
Tom Frohlich	46	Chief Operating Officer
Andrew King, BVMS, Ph.D.	42	Chief Scientific Officer

Executive Officers

Eric Dobmeier has served as our President, Chief Executive Officer and member of the Board of Directors since April 2019. Biographical information about Mr. Dobmeier is included under “Election of Class I Directors.”

Eric Bjerkholt has served as our Chief Financial Officer since November 2020. Mr. Bjerkholt served as the Chief Financial Officer of Aimmune Therapeutics, Inc., a biotechnology company developing treatments for food allergies from April 2017 to October 2020. From 2004 until April 2017, Mr. Bjerkholt held various roles at Sunesis Pharmaceuticals, Inc., a biopharmaceutical company developing oncology therapeutics, including as Executive Vice President, Corporate Development and Finance and Chief Financial Officer. Mr. Bjerkholt has served as a member of the board of directors of Graybug Vision, Inc., a biopharmaceutical company, since September 2020, and as a member of the board of directors of Cerus Corporation, a biotechnology company, since October 2018 and as chair of Cerus Corporation’s audit committee from March 2019 until February 2021. Mr. Bjerkholt holds a Cand. Oecon degree in Economics from the University of Oslo and an M.B.A. from Harvard Business School.

Tom Frohlich has served as our Chief Operating Officer since June 2021 and prior to that as our Chief Business Officer since January 2019. Since April 2018, Mr. Frohlich has also served as an Operating Principal and subsequently as an Entrepreneur in Residence at Versant Ventures, a healthcare investment firm. From April 2018 to December 2018, Mr. Frohlich served as the Senior Vice President of Business Development at Inception Sciences, Inc., a drug discovery engine co-founded with Versant Ventures. Prior to joining Inception Sciences, from 2014 to 2018, Mr. Frohlich held positions of increasing responsibility at Arbutus Biopharma (formerly Tekmira Pharmaceuticals), a publicly traded biopharmaceutical company, most recently as Vice President of Business Development from January 2016 through March 2018. Prior to joining Arbutus Biopharma, Mr. Frohlich worked internationally at Johnson & Johnson, a publicly traded pharmaceutical and consumer packaged goods company, from September 2007 through January 2014, and at Merck & Co., a publicly traded pharmaceutical company, from June 1998 through June 2006, in various roles leading commercial strategy across all stages of product development. Mr. Frohlich received a B.Sc. in Biochemistry from the University of Victoria and an M.B.A. from the University of Oxford.

Andrew King, BVMS, Ph.D. has served as our Chief Scientific Officer since June 2021 and prior to that as our Head of Renal Discovery and Translational Medicine since May 2019. From August 2018 through May 2019, Dr. King served as the Executive Vice President of Discovery at BIOAGE Labs, a private biotechnology company. From August 2015 through August 2018, Dr. King served as the Senior Director of Discovery and Translational Biology at Ardelyx, Inc., a publicly traded biotechnology company, where he focused on delivering small molecule candidates for the treatment of cardio-renal diseases. Prior to Ardelyx, Inc., Dr. King was a Principal Research Scientist at AbbVie Inc., a publicly traded biopharmaceutical, from January 2013 through August 2015, where he led the Renal Discovery scientific strategy to treat chronic kidney disease. From March 2008 to December 2012, Dr. King held positions of increasing responsibility at Abbott Laboratories, a publicly traded biotechnology company. Andrew received a B.Sc. in Veterinary Biology from Murdoch University in Australia, a BVMS from Murdoch University in Australia and a Ph.D. in Pharmacology from Michigan State University.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2021 and 2020. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2021, were:

•	Eric Dobmeier, President and Chief Executive Officer;

•	Tom Frohlich, Chief Operating Officer; and

•	Andrew King, Chief Scientific Officer.

We refer to these individuals as our “named executive officers.”

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding compensation awarded to or earned by the executive officers listed below during the years ended December 31, 2021 and 2020. We comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for all individuals who served as our principal executive officer during the year, and the two most highly compensated executive officers other than our principal executive officer. These officers are referred to as our named executive officers.

Name and Principal Position	Year	Salary($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total($)
Eric Dobmeier President and Chief Executive Officer	2021	547,250	919,649	1,835,633	285,938	2,500	3,590,970
	2020	437,802	1,364,586	4,181,817	256,113	2,000	6,242,318
Tom Frohlich Chief Operating Officer	2021	415,171	308,947	975,513	164,333	1,954	1,865,918
	2020	307,413	601,774	1,537,975	117,529	1,488	2,566,179
Andrew King Chief Scientific Officer	2021	393,333	308,947	873,842	160,657	2,500	1,739,279
	2020	301,600	449,820	1,146,705	96,135	2,000	1,996,260

(1)

The amounts reported in the Stock Awards column represent the aggregate grant date fair value of restricted stock units granted under our equity incentive plans to our named executive officers during the years ended December 31, 2021 and 2020 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the restricted stock units reported in the Stock Awards column are set forth in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. Note that the amounts reported in this column reflect the aggregate accounting cost for these stock awards, and do not necessarily correspond to the actual economic value that may be received by the named executive officers from the awards.

(2)

The amounts reported in the Option Awards column represent the aggregate grant date fair value of stock options granted under our equity incentive plans to our named executive officers during the years ended December 31, 2021 and 2020 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 2 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. Note that the amounts reported in this column reflect the aggregate accounting cost for these stock options, and do not necessarily correspond to the actual economic value that may be received by the named executive officers from the options.

(3)	Represents the bonuses paid to the named executive officers in cash performance pursuant to our annual incentive program based on achievement of pre-established corporate goals.
(4)

Represents contributions to each officer’s 401(k) Plan or other retirement plan. Mr. Frohlich’s retirement contribution was converted to U.S. dollars from Canadian dollars based on the average exchange rate of $1.4332 in 2020 and $1.2795 in 2021.

Outstanding Equity Awards at December 31, 2021

The following table provides information regarding outstanding equity awards granted pursuant to our equity incentive plans held by our named executive officers as of December 31, 2021:

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (#)	Market Value of Shares of Restricted Stock That Have Not Vested ($)
Eric Dobmeier	10/5/2020	(1)	228,905	154,453	0.35	6/5/2029
	10/5/2020	(2)	185,304	238,251	0.42	3/17/2030
	10/6/2020	(3)	79,229	192,418	14.77	10/5/2030
	10/5/2020	(4)					15,446	251,924
	10/6/2020	(5)					61,593	1,004,582
	2/10/2021	(6)	—	178,600	15.14	2/9/2031
	2/10/2021	(7)					60,743	990,718
Tom Frohlich	10/5/2020	(8)	8,245	55,602	0.42	3/17/2030
	10/6/2020	(9)	34,939	84,854	14.77	10/5/2030
	10/5/2020	(10)					38,350	625,489
	10/6/2020	(11)					27,163	443,029
	2/10/2021	(12)	—	60,000	15.14	2/9/2031
	2/10/2021	(13)					20,406	332,822
	6/07/2021	(14)	—	30,000	17.59	6/6/2031
Andrew King	10/5/2020	(15)	44,675	25,872	0.35	6/5/2029
	10/5/2020	(16)	31,957	41,090	0.42	3/17/2030
	10/6/2020	(17)	26,117	63,428	14.77	10/5/2030
	10/6/2020	(18)					20,304	331,158
	2/10/2021	(19)	—	60,000	15.14	2/9/2031
	2/10/2021	(20)					20,406	332,822
	6/7/2021	(21)	—	21,500	17.59	6/6/2031

(1)

25 percent of the shares underlying the option vested on April 1, 2020, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service. This stock option was received in connection with the Merger in exchange for an existing stock option award for shares of Chinook Therapeutics U.S., Inc.

(2)

25 percent of the shares underlying the option vested on March 6, 2021, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service. This stock option was received in connection with the Merger in exchange for an existing stock option award for shares of Chinook Therapeutics U.S., Inc.

(3)

25 percent of the shares underlying the option vested on October 6, 2021, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(4)

Represents shares of common stock purchased by Mr. Dobmeier pursuant to the Chinook 2019 Plan, which are subject to a company repurchase right that lapsed with respect to 25 percent of the purchased shares on April 1, 2020, and with respect to 1/48th of the total purchased shares in equal monthly installments thereafter, subject to Mr. Dobmeier’s continued service. These shares were received in connection with the Merger in exchange for existing restricted stock of Chinook Therapeutics U.S., Inc.

(5)	1/3 of the restricted stock units vest in equal annual installments beginning on October 6, 2021.

(6)

25 percent of the shares underlying the option vested on February 10, 2022, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(7)	1/3 of the restricted stock units vest in equal annual installments beginning on February 10, 2022.
(8)

25 percent of the shares underlying the option vest on March 6, 2021, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service. This stock option was received in connection with the Merger in exchange for an existing stock option award for shares of Chinook Therapeutics U.S., Inc.

(9)

25 percent of the shares underlying the option vested on October 6, 2021, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(10)

Represents shares of common stock purchased by Mr. Frohlich pursuant to the Chinook 2019 Plan, which are subject to a company repurchase right that lapsed with respect to 25 percent of the purchased shares on April 1, 2020, and with respect to 1/48th of the total purchased shares in equal monthly installments thereafter, subject to Mr. Frohlich’s continued service. These shares were received in connection with the Merger in exchange for existing restricted stock of Chinook Therapeutics U.S., Inc.

(11)	1/3 of the restricted stock units vest in equal annual installments beginning on October 6, 2021.
(12)

25 percent of the shares underlying the option vest on February 10, 2022, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(13)	1/3 of the restricted stock units vest in equal annual installments beginning on February 10, 2022.
(14)

25 percent of the shares underlying the option vest on June 7, 2022, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(15)

25 percent of the shares underlying the option vested on May 6, 2020, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service. This stock option was received in connection with the Merger in exchange for an existing stock option award for shares of Chinook Therapeutics U.S., Inc.

(16)

25 percent of the shares underlying the option vested on March 6, 2021, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service. This stock option was received in connection with the Merger in exchange for an existing stock option award for shares of Chinook Therapeutics U.S., Inc.

(17)

25 percent of the shares underlying the option vested on October 6, 2021, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(18)	1/3 of the restricted stock units vest in equal annual installments beginning on October 6, 2021.
(19)

25 percent of the shares underlying the option vest on February 10, 2022, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

(20)	1/3 of the restricted stock units vest in equal annual installments beginning on February 10, 2022.
(21)

25 percent of the shares underlying the option vest on June 7, 2022, and 1/48th of the total shares underlying the option vest in equal monthly installments thereafter, subject to the executive’s continued service.

Employment Arrangements

Each of our named executive officers’ employment is “at will” and may be terminated at any time. Below is a description of our employment agreements or offer letters, as applicable, with each of our named executive officers for the year ended December 31, 2021.

Eric Dobmeier

In October 2020, we entered into a new employment agreement with Mr. Dobmeier setting forth the terms of his employment. Pursuant to his employment agreement, Mr. Dobmeier will receive an annual base salary of $601,404 in 2022 and will be eligible to receive an annual performance bonus with a target amount equal to 55 percent of his base salary. In the event that Mr. Dobmeier experiences a termination of his employment without “cause” or he resigns for “good reason” outside of the “change in control period” (as such terms are defined in Mr. Dobmeier’s employment agreement), provided that he executes and makes effective a release of claims against the Company and its affiliates, Mr. Dobmeier will become entitled to (i) an amount equal to twelve months’ annual base salary, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination, and (iii) premium payments for continued healthcare coverage for a period of twelve months.

In the event that Mr. Dobmeier experiences a termination of his employment without cause or he resigns for good reason during the change in control period, provided that he executes and makes effective a release of claims against the Company and its affiliates, Mr. Dobmeier will become entitled to (i) an amount equal to eighteen months’ annual base salary and 150 percent of his target annual performance bonus, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination; (iii) premium payments for continued healthcare coverage for a period of eighteen months; and (iv) accelerated vesting of each outstanding unvested equity award, provided that any performance-based vesting criteria will be treated in accordance with the applicable award agreement or other applicable equity incentive plan governing the terms of such equity award.

Tom Frohlich

In October 2020, we entered into a new employment agreement with Mr. Frohlich setting forth the terms of his employment. Pursuant to his employment agreement, Mr. Frohlich will receive an annual base salary of $450,100 in 2022 (which will be converted to Canadian Dollars (CAD)), and will be eligible to receive annual performance bonuses with target amounts equal to 40 percent of his base salary. In the event that Mr. Frohlich experiences a termination of his employment without “cause” or resigns for “good reason” outside of the “change in control period” (as such terms are defined in Mr. Frohlich’s employment agreement), provided that he executes and makes effective a release of claims against the Company and its affiliates, Mr. Frohlich will become entitled to (i) an amount equal to twelve months’ annual base salary, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination, and (iii) premium payments for continued healthcare coverage for a period of twelve months.

In the event that Mr. Frohlich experiences a termination of his employment without cause or resigns for good reason during the change in control period, provided that he executes and makes effective a release of claims against the Company and its affiliates, Mr. Frohlich will become entitled to an amount equal to (i) eighteen months’ annual base salary and 100 percent of his target annual performance bonus, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination; (iii) premium payments for continued healthcare coverage for a period of eighteen months; and (iv) accelerated vesting of each outstanding unvested equity award, provided that any performance-based vesting criteria will be treated in accordance with the applicable award agreement or other applicable equity incentive plan governing the terms of such equity award.

Andrew King

In October 2020, we entered into a new employment agreement with Dr. King setting forth the terms of his employment. Dr. King will receive an annual base salary of $443,900 in 2022 and will be eligible to receive an annual performance bonus with a target amount equal to 40 percent of his base salary. In the event that Dr. King experiences a termination of his employment without “cause” or resigns for “good reason” outside of the “change in control period” (as such terms are defined in Dr. King’s employment agreement), provided that he executes and makes effective a release of claims against the Company and its affiliates, Dr. King will become entitled to (i) an amount equal to twelve months’ annual base salary, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination, and (iii) premium payments for continued healthcare coverage for a period of twelve months.

In the event that Dr. King experiences a termination of his employment without cause or resigns for good reason during the change in control period, provided that he executes and makes effective a release of claims against the Company and its affiliates, Dr. King will become entitled to an amount equal to (i) eighteen months’ annual base salary and 100 percent of his target annual performance bonus, payable in a lump sum, (ii) an amount equal to any annual bonus for any completed calendar year, to the extent earned but not yet paid at the time of such termination; (iii) premium payments for continued healthcare coverage for a period of eighteen months; and (iv) accelerated vesting of each outstanding unvested equity award, provided that any performance-based vesting criteria will be treated in accordance with the applicable award agreement or other applicable equity incentive plan governing the terms of such equity award.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and RSUs		Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining for Issuance under Equity Compensation Plans
Equity compensation plans approved by stockholders	5,459,852	(1)	$12.52	2,113,548	(2)(3)
Equity compensation plans not approved by stockholders(4)	379,386		15.64	—

Total	5,839,238		$12.72	2,113,548

(1)

Includes securities issuable under our 2009 Stock Incentive Plan (the “2009 Plan”), the 2015 Equity Incentive Plan (the “2015 Plan”) and our 2019 Equity Incentive Plan (the “2019 Plan”). Excludes purchase rights accruing under our 2015 Employee Stock Purchase Plan (the “ESPP”).

(2)

Includes 193, 1,440,459 and 672,896 shares of common stock available for issuance under the 2019 Plan, the 2015 Plan and the ESPP, respectively, as of December 31, 2021. Shares under the 2009 Plan that expire, terminate or are forfeited prior to exercise or settlement automatically become available for issuance under the 2015 Plan.

(3)

The number of shares of common stock reserved for issuance pursuant to equity awards under the 2015 Plan will automatically increase January 1 of each year for a period of up to ten years, commencing on January 1, 2016 and continuing through and including January 1, 2025 by the lesser of (i) the amount equal to 4 percent of the number of shares issued and outstanding on December 31 immediately prior to the date of increase or (ii) such lower number of shares as may be determined by the Board of Directors. The number of shares of common stock reserved for issuance pursuant to the ESPP will automatically increase January 1 of each year for a period of up to ten years, commencing on January 1, 2016 and continuing through and including January 1, 2025 by the lesser of (i) the amount equal to 1 percent of the number of shares issued and outstanding on December 31 immediately prior to the date of increase or (ii) such lower number of shares as may be determined by the Board of Directors.

(4)	The Board of Directors have granted options to purchase 379,386 shares of Company common stock to employees as inducement to employment with us pursuant to Nasdaq Listing Rule 5635(c)(4).

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are including in this proxy statement the opportunity for our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote. We are requesting that stockholders vote, in an advisory capacity, on our named executive officer compensation as disclosed in the “Executive Compensation” section of this proxy statement at the Annual Meeting.

We strongly encourage stockholders to review the information contained in the “Executive Compensation” section of this proxy statement. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals. We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion and the other related disclosures.”

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF PROPOSAL NO. 3

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From January 1, 2020 to the present, there have been the following transactions, and there are currently no proposed transactions, in which the amount involved exceeded or will exceed the lesser of $120,000 and 1% of our total assets, and to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5 percent of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, as well as the payments set forth under “Proposal No. 1 Election of Class I Directors” and “Executive Compensation” above.

Under a services agreement with an entity affiliated with Versant Ventures, such related party previously provided us with office space, equipment, furniture, and other services, including outsourced personnel and support services, which were billed to us at cost plus 10 percent markup. Certain payments for office space and equipment are accounted for as leases and disclosed in Note 17 to our consolidated financial statements for the year ended December 31, 2020. For the year ended December 31, 2020, we paid $0.8 million to the related party for office space, equipment, and other support services. We owed this related party $0.2 million which was included in accounts payable and accrued and other current liabilities as of December 31, 2020.

Policies and Procedures for Related-Party Transactions

Our Board of Directors has adopted a written related person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5 percent of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or our Nominating and Corporate Governance Committee in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5 percent of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the related party’s relationship to the Company and interest in the transaction and the potential impact on a director’s independence if the related party is a director.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Chinook Therapeutics, Inc.

To be timely for our company’s annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on January 26, 2023 and not later than the close of business on February 25, 2023. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2023 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2023 Annual Meeting is more than 30 days before or more than 30 days after the one-year anniversary of the date of our 2022 Annual Meeting, for the stockholder notice to be timely, it must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 Annual Meeting must be received by us not later than December 15, 2022 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2023 Annual Meeting the information required by applicable law and our bylaws.

Available Information

The Annual Report on Form 10-K is also available at https://investors.chinooktx.com/investor-overview.

“Householding”—Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders may revoke their consent at any time by contacting Computershare Trust Company, N.A by email through their website at www.computershare.com/contactus or by phone at (800) 736 3001.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Chinook Therapeutics, Inc., 400 Fairview Ave. N., 9th Floor, Seattle, WA 98109, Attn: Investor Relations, submit a request on our website at https://www.chinooktx.com/ or call Noopur Liffick, VP, Investor Relations & Corporate Communications at (206) 485-7051.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

CHINOOK THERAPEUTICS, INC. 400 FAIRVIEW AVE. NORTH 9TH FLOOR SEATTLE, WA 98109 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/25/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/KDNY2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/25/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 01) Jerel Davis, Ph.D. 02) William M. Greenman The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting 0 0 0 firm for the fiscal year ending December 31, 2022. 3. Advisory vote on the compensation of the Company’s named executive officers. 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0000549915_1 R1.0.0.24 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com CHINOOK THERAPEUTICS, INC. Annual Meeting of Shareholders May 26, 2022 8:00 AM PDT This proxy is solicited by the Board of Directors The shareholders hereby appoint Eric Dobmeier and Eric Bjerkholt, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CHINOOK THERAPEUTICS, INC. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, PDT on May 26, 2022, virtually at www.virtualshareholdermeeting.com/KDNY2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000549915_2 R1.0.0.24